                                                 Registration No. 333-__________
    As filed with the Securities and Exchange Commission on August 17, 2000
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ____________________

                                 PEMSTAR INC.
            (Exact name of registrant as specified in its charter)

             Minnesota                                  41-1771227
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                             ____________________

                          3535 Technology Drive, N.W.
                          Rochester, Minnesota 55901
                         (Address, including zip code,
                 of registrant's principal executive offices)

                              ____________________

                Pemstar Inc. 2000 Employee Stock Purchase Plan
                      Pemstar Inc. 1994 Stock Option Plan
                      Pemstar Inc. 1995 Stock Option Plan
                      Pemstar Inc. 1997 Stock Option Plan
           Pemstar Inc. 1999 Amended and Restated Stock Option Plan
                      Pemstar Inc. 2000 Stock Option Plan
                          (Full titles of the plans)

                             ____________________

                               Allen J. Berning
                                 Pemstar Inc.
                          3535 Technology Drive, N.W.
                          Rochester, Minnesota 55901
                                (507) 288-6720
                     (Name, address and telephone number,
             including area code, of agent for service of process)

                             ____________________

                                   Copy to:
                            Jonathan B. Abram, Esq.
                             Dorsey & Whitney LLP
                            220 South Sixth Street
                         Minneapolis, Minnesota 55402
                                (612) 340-2600

                             ____________________


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================

                                                                     Proposed maximum     Proposed maximum
                                             Amount to be           offering price per   aggregate offering        Amount of
Title of securities to be registered          registered                share (2)             price (2)         registration fee
---------------------------------------------------------------------------------------------------------------------------------
  Common stock, par value
  $.01  per share (1)                        5,540,864 shares (3)        $12.72              $39,963,617            $10,551

=================================================================================================================================

(1) Includes certain associated preferred stock rights that will be issued to each shareholder pursuant to a rights agreement.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c). The proposed maximum aggregate offering price has been calculated as follows: options to purchase 3,694,452 shares have been issued with an approximate weighted average exercise price of $4.46; the exercise price with respect to 1,846,412 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on August 14, 2000.

(3) Of these 5,540,864 shares being registered, 85,440 are being registered under the 1994 Stock Option Plan, 175,500 are being registered under the 1995 Stock Option Plan, 591,222 are being registered under the 1997 Stock Option Plan, 2,688,702 are being registered under the 1999 Amended and Restated Stock Option Plan, 1,500,000 are being registered under the 2000 Stock Option Plan and 500,000 are being registered under the 2000 Employee Stock Purchase Plan.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Pemstar Inc. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-37162 on Form S-1 filed with the Commission on May 16, 2000, together with any amendments thereto (the "Registration Statement"), in which there is set forth audited financial statements for the Company's fiscal years ended March 31, 2000 and March 31, 1999; and

     (b) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated August 2, 2000, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is subject to Minnesota Statutes, Chapter 302A. Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such persons complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify such persons, for such liabilities and expenses, in such manner, under such circumstances, and to such extent as required or permitted by Section 302A.521, as now enacted or hereafter amended.

     The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers of the Company for certain liabilities.

Item 7.  Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

     Exhibit
     Number    Description
     ------    -----------

     4.1       Restated Articles of Incorporation (incorporated by reference to
               Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

     4.2 Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A., dated August 11, 2000 (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

     5.1       Opinion of Dorsey & Whitney LLP.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of McGladrey & Pullen, LLP

     23.3 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

     24.1      Power of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of Minnesota, on August 15/th/, 2000.

                                PEMSTAR INC.


                                By /s/ Allen J. Berning
                                  ------------------------------------------
                                   Allen J. Berning
                                   Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 15th, 2000.


                Signature                              Title
                ---------                              -----


     /s/ Allen J. Berning          Chairman, Chief Executive Officer and
--------------------------------
     Allen J. Berning              (principal executive officer) Director


     /s/ William J. Kullback       Chief Financial Officer
--------------------------------
     William J. Kullback           (principal financial officer and principal
                                   accounting officer)

     /s/ Gary L. Linbeck           Director
--------------------------------
     Gary L. Lingbeck


     /s/ Karl D. Shurson           Director
--------------------------------
     Karl D. Shurson


     /s/ Thomas A. Burton          Director
--------------------------------
     Thomas A. Burton


     /s/ Steve V. Petracca         Director
--------------------------------
     Steve V. Petracca


     /s/ Robert R. Murphy          Director
--------------------------------
     Robert R. Murphy


     /s/ David L. Sippel           Director
--------------------------------
     David L. Sippel

                               EXHIBIT INDEX TO
                                   FORM S-8

                                 Pemstar Inc.


     Exhibit
     Number    Description
     ------    -----------

     4.1       Restated Articles of Incorporation (incorporated by reference to
               Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

     4.2 Rights Agreement between the Company and Wells Fargo Bank Minnesota, N.A., dated August 11, 2000 (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-37162)).

     5.1       Opinion of Dorsey & Whitney LLP.

     23.1      Consent of Ernst & Young LLP.

     23.2      Consent of McGladrey & Pullen, LLP

     23.3 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

     24.1      Power of Attorney.